As filed with the Securities and Exchange Commission on April 25, 2022

Registration No. 333- 259924

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

AMENDMENT NO. 15

to

Form S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Novusterra Inc.
(Exact name of registrant as specified in its charter)

Florida	3990	85-3129871
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

561 NE 79th Street, Suite 325

Miami, FL 33138

(786) 473-6233

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

I. Andrew Weeraratne

Chief Executive Officer

561 NE 79th Street, Suite 325

Miami, FL 33138

(786) 473-6233

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Please send copies of all communications to:

Clifford J. Hunt Esq. Law Office of Clifford J. Hunt, P.A. 8200 Seminole Boulevard Seminole, Florida 33772 (727) 471-0444	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

As soon as practicable after this registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

i

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2022

PROSPECTUS

Units Consisting of 3,750,000 Shares of Common Stock and Warrants to purchase up to 7,500,000 Shares of Common Stock

Novusterra Inc.

ii

This amendment number 15 to Novusterra Inc., Form S-1 is filed solely for the purpose of filing a revised legal opinion as of the filing date and update the attached exhibit.

EXHIBITS

Exhibit No.	Description	Filed with
1.1	Form of Underwriting Agreement	Previously filed

3.1	Articles of Incorporation Novusterra Inc.	Previously filed

3.2	Amended Articles of Incorporation Novusterra Inc.	Previously filed

3.3	Bylaws of Novusterra Inc.	Previously filed

4.1	Form of Warrant Agency Agreement, including Form of Warrant Certificate	Previously filed

4.2	Common Stock Purchase Warrant	Previously filed

4.3	Form of Underwriters’ Warrant	Previously filed

5.1	Opinion of Counsel	Filed herewith

10.1	Agreement dated March 31, 2021 by and between Novusterra Inc., and American Resources Corp.	Previously filed

10.2	Graphene Development Agreement dated as of March 31, 2021 by and between Novusterra Inc. and American Resources Corporation	Previously filed

10.3	First Amendment to Graphene Development Agreement dated as of May 14, 2021 by and between Novusterra Inc. and American Resources Corporation	Previously filed

10.4	Loan payable Agreement dated as of September 24, 2020 by and between Novusterra Inc., and I Andrew Weeraratne	Previously filed

10.5	Carbon Purchase Agreement dated as of April 24, 2021 by and between Novusterra Inc., and American Resources Corporation	Previously filed

10.6	The Exclusive License Agreement signed on February 10, 2021 by and between American Resources Corporation and Ohio University	Previously filed

14.1	Code of Conduct	Previously filed

14.2	Financial Code of Ethics	Previously filed

23.1	Consent of Auditor- Paris, Kreit & Chiu CPA LLP (formerly Benjamin and Ko)	Previously filed

23.2	Consent of Counsel (included in Exhibit 5.1)	Filed herewith

24.1	Power of Attorney	Previously filed

99.1	Audit Committee Charter	Previously filed

99.2	Compensation Committee Charter	Previously filed

99.3	Nominating Committee Charter	Previously filed

107	Filing Fee Table	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 15 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the, State of Florida on April 25, 2022.

Novusterra Inc.

By:	/s/ I. Andrew Weeraratne
Name:	I. Andrew Weeraratne
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark C. Jensen	Chairman of the Board of Directors	April 25, 2022
Mark C. Jensen

/s/ I. Andrew Weeraratne	Chief Executive Officer (Principal Executive Officer)	April 25, 2022
I. Andrew Weeraratne

/s/ Ray Baum	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 25, 2022
Ray Baum

*	Director	April 25, 2022
Eugene Nichols

*	Director	April 25, 2022
Goran Antic

*	Director	April 25, 2022
Byron E Price

* Pursuant to power of attorney

By:	/s/ I. Andrew Weeraratne
I. Andrew Weeraratne
Attorney-in-Fact

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